Exhibit 99.1

Sharp Cost Reductions and Operational Execution Highlight Dell’s Fiscal Fourth-Quarter Results

  Q4 Operating Expenses Down $363 Million Year-Over-Year
  Cash Flow from Operations $729 Million, Nearly $2 Billion for Full Year
  Company Raises Fiscal 2011 Cost-Reduction Goal from $3 Billion to $4 Billion

ROUND ROCK, Texas--(BUSINESS WIRE)--February 26, 2009--Dell today said it achieved solid operating results in the midst of a global downturn in IT spending, as it announced fiscal fourth-quarter results that included a 16-percent year-over-year reduction in operating expenses, along with solid cash flow from operations.

Revenue for the quarter ended Jan. 30 was $13.4 billion, a decline of 16 percent. Earnings per share were 18 cents, which includes previously announced pretax expenses of $277 million or 11 cents per share. The expenses consisted of $134 million in organizational effectiveness and $143 million related to stock-based compensation. Operating expenses were down $363 million from the same quarter a year ago and cash flow from operations for the quarter was $729 million.

Revenue for all of fiscal 2009 was $61.1 billion; full-year earnings were $1.25 per share.

	Fourth Quarter			Fiscal Year
(in millions, except share data)	FY09	FY08	Change	FY09	FY08	Change
Revenue	$13,428	$15,989	(16%)	$61,101	$61,133	0%
Operating Income	$457	$776	(41%)	$3,190	$3,440	(7%)
Net Income	$351	$679	(48%)	$2,478	$2,947	(16%)
EPS	$0.18	$0.31	(42%)	$1.25	$1.31	(5%)
All growth rates in this release are year-over-year unless otherwise noted.

“Customers know they need information technology, and we think we’re best able to help them use IT to improve productivity,” said Michael Dell, chairman and chief executive officer. “But a lot of IT spending is being deferred until there’s better economic visibility.

“Within our business, we’re being very disciplined in managing costs, generating profitability and cash flow, and investing in ways that separate Dell from others today and when the economy inevitably improves.”

Mr. Dell said that for the past 18 months, the company has been sharpening customer focus, redefining priorities, and speeding decisions and actions. It has also prioritized five growth initiatives – notebooks, enterprise technologies, consumers, small and medium businesses, and emerging countries – and achieved a number of successes in those areas, including:

  Producing its best-ever enterprise and mobility products, overall winning more than 420 product and design awards last year;
  Providing customers broader access to Dell technology through retail and commercial channel partners;
  Improving profitability in the consumer business; and,
  Growing faster than industry rates in the world’s most rapidly expanding economies.

As announced on Dec. 31, the company is organizing into four, customer-centered global business units – Large Enterprise, Public, Small and Medium Business, and Consumer – to better meet customer and partner requirements through direct relationships, and to innovate without ties to costly, complex legacy technology.

The company’s cost reductions along the way have been significant.

“We said last March that we would reduce costs by $3 billion annually by the end of fiscal 2011,” said Brian Gladden, Dell’s chief financial officer. “The cost actions we took this past year made us more competitive and delivered value to customers in a challenging economic environment.

“In fact, we now have a clear view to additional opportunities, and are raising our cost-reduction target to $4 billion.”

Many of those actions have occurred since Dell first identified slowing IT-industry spending in the U.S. a year ago. Deferred spending has increased and spread worldwide, significantly affecting overall fourth quarter demand across all regions and customer segments.

Revenue for the quarter in Dell’s Americas Commercial business was $6 billion, a 17-percent decline on a 23-percent decrease in units. Dell continued to be the No. 1 computer-systems provider in the Americas, where demand was down significantly among all customers, particularly small and medium businesses and largest corporate customers. For the full fiscal year, revenue was $28.6 billion, a 5-percent decline.

EMEA Commercial revenue was $3 billion for the quarter, a 17-percent decline. Product shipments for the quarter were down 19 percent as softness in demand spread to emerging countries. For the full fiscal-year 2009, revenue was $13.6 billion, essentially flat from the previous year.

Revenue for Dell’s APJ Commercial business was $1.4 billion for the quarter, a 24-percent decline on a 19-percent decrease in shipments, as growth slowed in key countries including China and India. For the full year, revenue increased 2 percent to $7.3 billion.

Global Consumer achieved a shipment increase of 18 percent and increased global share to nearly 9 percent. With more consumers choosing lower-priced notebooks and desktops, revenue declined 7 percent to $3 billion. Full-year revenue increased 11 percent to $11.5 billion. The company continues to expand its retail reach worldwide and now has its growing range of products in more than 24,000 outlets.

Company Outlook

Dell believes that global IT end-user demand will continue to be uncertain and challenging. The company will maintain its focus on areas that it can control, especially those that benefit customers, including product quality, services and costs. Dell’s new global organization aligns the company even more closely with different types of customers, to best understand and efficiently act on their needs. Dell will continue to manage its mix of products and services to optimize liquidity, profitability and growth. The company expects to absorb organizational effectiveness expenses in the first quarter of fiscal 2010 at a similar level as in Q4, as Dell further streamlines its business to improve competitiveness.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers innovative technology and services they need and value. For more information, visit www.dell.com. To hear a replay of the fourth quarter analysts’ call with Michael Dell, chairman and CEO, and Brian Gladden, CFO, go to www.dell.com/investor, or to communicate directly with Dell, go to www.dell.com/dellshares.

Special Note:

Statements in this press release that relate to future results and events (including statements about our future financial and operating performance) are forward-looking statements based on Dell's current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: weakening global economic conditions and instability in financial markets; our ability to reestablish a cost advantage over our competitors; our ability to generate substantial non-U.S. net revenue; our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures and breaches in data security; our ability to effectively manage periodic product transitions; disruptions in component or product availability; our reliance on vendors for quality product components, including reliance on several single-source or limited-source suppliers; our ability to access the capital markets; risks relating to our internal controls; unfavorable results of legal proceedings; our acquisition of other companies; our ability to properly manage the distribution of our products and services; the success of our cost-cutting measures; effective hedging of our exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default risks; obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms; our ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. For a discussion of those and other factors affecting our business and prospects, see Dell’s periodic filings with the Securities and Exchange Commission. We assume no obligation to update forward-looking statements.

Consolidated statements of income, financial position and cash flows follow.

Dell is a trademark of Dell Inc.

Dell disclaims any proprietary interest in the marks and names of others.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data)
(unaudited)

	Three Months Ended			% Growth Rates
	January 30,	October 31,	February 1,
	2009	2008	2008	Sequential	Yr. to Yr.

Net revenue	$13,428	$15,162	$15,989	(11%)	(16%)
Cost of revenue	11,116	12,309	12,995	(10%)	(14%)
Gross margin	2,312	2,853	2,994	(19%)	(23%)

Selling, general and administrative	1,679	1,671	1,981	1%	(15%)
Research and Development:
Research, development and engineering	176	167	154	6%	14%
In-process research and development	-	-	83	N/A	N/A
Total research and development	176	167	237	6%	(26%)
Total operating expenses	1,855	1,838	2,218	1%	(16%)

Operating income	457	1,015	776	(55%)	(41%)
Investment and other income, net	(3)	(6)	106	47%	(103%)
Income before income taxes	454	1,009	882	(55%)	(49%)
Income tax provision	103	282	203	(64%)	(49%)
Net income	$351	$727	$679	(52%)	(48%)

Earnings per common share:
Basic	$0.18	$0.37	$0.31	(51%)	(42%)
Diluted	$0.18	$0.37	$0.31	(51%)	(42%)

Weighted average shares outstanding:
Basic	1,944	1,953	2,184	(0%)	(11%)
Diluted	1,948	1,957	2,201	(0%)	(11%)

Percentage of Total Net Revenue:
Gross margin	17.2%	18.8%	18.8%
Selling, general and administrative	12.5%	11.0%	12.4%
Total research and development	1.3%	1.1%	1.5%

Operating expenses	13.8%	12.1%	13.9%
Operating income	3.4%	6.7%	4.9%
Income before income taxes	3.4%	6.7%	5.5%
Net income	2.6%	4.8%	4.2%
Income tax rate	22.6%	28.0%	23.0%

Net Revenue by Product Category:
Mobility	$4,014	$4,849	$4,813	(17%)	(17%)
Desktop PCs	3,532	4,083	4,860	(13%)	(27%)
Software and Peripherals	2,487	2,586	2,654	(4%)	(6%)
Servers and Networking	1,347	1,573	1,612	(14%)	(16%)
Services	1,356	1,449	1,401	(6%)	(3%)
Storage	692	622	649	11%	7%

Percentage of Total Net Revenue:
Mobility	30%	32%	30%
Desktop PCs	26%	27%	30%
Software and Peripherals	19%	17%	17%
Servers and Networking	10%	10%	10%
Services	10%	10%	9%
Storage	5%	4%	4%

Net Revenue by Geographic Region:
Americas Commercial	$5,991	$7,229	$7,216	(17%)	(17%)
EMEA Commercial	3,036	3,272	3,680	(7%)	(17%)
Asia Pacific - Japan Commercial	1,445	1,818	1,905	(21%)	(24%)
Global Consumer	2,956	2,843	3,188	4%	(7%)
Consolidated net revenue	$13,428	$15,162	$15,989

Percentage of Total Net Revenue:
Americas Commercial	45%	48%	45%
EMEA Commercial	22%	21%	23%
Asia Pacific - Japan Commercial	11%	12%	12%
Global Consumer	22%	19%	20%

Consolidated Operating Income
Americas Commercial	$517	$763	$502
EMEA Commercial	135	116	283
Asia Pacific - Japan Commercial	47	123	120
Global Consumer	1	112	3
Consolidated segment operating income	700	1,114	908
Stock-based compensation expense	(217)	(73)	(38)
In-process research and development	-	-	(83)
Amortization of intangible assets	(26)	(26)	(11)
Consolidated operating income	$457	$1,015	$776

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.
Condensed Consolidated Statement of Operations and Related Financial Highlights
(in millions, except per share data)
(unaudited)

	Fiscal Year Ended		% Growth
	January 30,	February 1,	Rates
	2009	2008	Yr. to Yr.

Net revenue	$61,101	$61,133	(0%)
Cost of revenue	50,144	49,462	1%
Gross margin	10,957	11,671	(6%)

Selling, general and administrative	7,102	7,538	(6%)
Research and Development:
Research, development and engineering	663	610	9%
In-process research and development	2	83	(98%)
Total research and development	665	693	(4%)
Total operating expenses	7,767	8,231	(6%)

Operating income	3,190	3,440	(7%)
Investment and other income, net	134	387	(65%)
Income before income taxes	3,324	3,827	(13%)
Income tax provision	846	880	(4%)
Net income	$2,478	$2,947	(16%)

Earnings per common share:
Basic	$1.25	$1.33	(6%)
Diluted	$1.25	$1.31	(5%)

Weighted average shares outstanding:
Basic	1,980	2,223	(11%)
Diluted	1,986	2,247	(12%)

Percentage of Total Net Revenue:
Gross margin	17.9%	19.1%
Selling, general and administrative	11.6%	12.4%
Total research and development	1.1%	1.1%

Operating expenses	12.7%	13.5%
Operating income	5.2%	5.6%
Income before income taxes	5.4%	6.3%
Net income	4.1%	4.8%
Income tax rate	25.4%	23.0%

Net Revenue by Product Category:
Mobility	$18,638	$17,423	7%
Desktop PCs	17,244	19,573	(12%)
Software and Peripherals	10,603	9,908	7%
Servers and Networking	6,275	6,474	(3%)
Services	5,715	5,320	7%
Storage	2,626	2,435	8%

Percentage of Total Net Revenue:
Mobility	31%	28%
Desktop PCs	29%	32%
Software and Peripherals	17%	16%
Servers and Networking	10%	11%
Services	9%	9%
Storage	4%	4%

Net Revenue by Geographic Region:
Americas Commercial	$28,614	$29,981	(5%)
EMEA Commercial	13,617	13,607	0%
Asia Pacific - Japan Commercial	7,341	7,167	2%
Global Consumer	11,529	10,378	11%
Consolidated net revenue	$61,101	$61,133

Percentage of Total Net Revenue:
Americas Commercial	47%	49%
EMEA Commercial	22%	22%
Asia Pacific - Japan Commercial	12%	12%
Global Consumer	19%	17%

Consolidated Operating Income
Americas Commercial	$2,568	$2,566
EMEA Commercial	544	978
Asia Pacific - Japan Commercial	458	424
Global Consumer	143	2
Consolidated segment operating income	3,713	3,970
Stock-based compensation expense	(418)	(436)
In-process research and development	(2)	(83)
Amortization of intangible assets	(103)	(11)
Consolidated operating income	$3,190	$3,440

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.
Condensed Consolidated Statement of Financial Position and Related Financial Highlights
(in millions, except for "Ratios" and "Other information")
(unaudited)

	January 30,	October 31,	February 1,
	2009	2008	2008
Assets:
Current assets:
Cash and cash equivalents	$8,352	$7,910	$7,764
Short-term investments	740	662	208
Accounts receivable, net	4,731	5,532	5,961
Financing receivables, net	1,712	1,526	1,732
Inventories, net	867	1,109	1,180
Other	3,749	4,795	3,035
Total current assets	20,151	21,534	19,880
Property, plant and equipment, net	2,277	2,458	2,668
Investments	454	374	1,560
Long-term financing receivables, net	500	435	407
Goodwill	1,737	1,743	1,648
Purchased intangible assets, net	724	750	780
Other non-current assets	657	523	618
Total assets	$26,500	$27,817	$27,561

Liabilities and Equity:
Current liabilities:
Short-term debt	$113	$266	$225
Accounts payable	8,309	9,475	11,492
Accrued and other	3,788	4,108	4,323
Short-term deferred service revenue	2,649	2,572	2,486
Total current liabilities	14,859	16,421	18,526
Long-term debt	1,898	1,851	362
Long-term deferred service revenue	3,000	3,001	2,774
Other non-current liabilities	2,472	2,385	2,070
Total liabilities	22,229	23,658	23,732
Redeemable common stock	-	-	94
Stockholders' equity	4,271	4,159	3,735
Total liabilities and equity	$26,500	$27,817	$27,561

Ratios:
Days of sales outstanding (1)	35	36	36
Days supply in inventory	7	8	8
Days in accounts payable	67	69	80
Cash conversion cycle	(25)	(25)	(36)

Other Information:
Regular headcount (approximate)	76,500	77,700	82,700
Temporary headcount	2,400	3,100	5,500
Total headcount	78,900	80,800	88,200

Average total revenue/unit (approximate)	$1,410	$1,440	$1,480

Note: Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding (“DSO”) is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified in the other current assets. At January 30, 2009, October 31, 2008, and February 1, 2008, DSO and days of customer shipments not yet recognized were 31 and 4 days, 33 and 3 days, and 33 and 3 days, respectively.

DELL INC.
Condensed Consolidated Statements of Cashflows
(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	January 30,	February 1,	January 30,	February 1,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income	$351	$679	$2,478	$2,947
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	196	183	769	607
Stock-based compensation	217	38	418	329
In-process research and development charges	-	83	2	83
Effects of exchange rate changes on monetary assets and
liabilities denominated in foreign currencies	(2)	(10)	(115)	30
Deferred income taxes	(151)	(222)	58	(308)
Other	94	57	231	121
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	753	323	591	(990)
Financing receivables	(274)	(210)	(302)	(394)
Inventories	244	(61)	309	(498)
Other assets	542	157	(106)	(121)
Accounts payable	(1,125)	(62)	(3,117)	837
Deferred service revenue	187	242	611	1,032
Accrued and other liabilities	(303)	-	67	274
Change in cash from operating activities	729	1,197	1,894	3,949

Cash flows from investing activities:
Investments:
Purchases	(434)	(306)	(1,584)	(2,394)
Maturities and sales	299	934	2,333	3,679
Capital expenditures	(39)	(195)	(440)	(831)
Proceeds from sale of facility and land	-	-	44	-
Acquisition of business, net of cash received	(11)	(2,111)	(176)	(2,217)
Change in cash from investing activities	(185)	(1,678)	177	(1,763)

Cash flows from financing activities:

Repurchase of common stock	(1)	(4,003)	(2,867)	(4,004)
Issuance of common stock under employee plans	-	115	79	136
Issuance (payment) of commercial paper, net	(153)	-	100	(100)
Proceeds from issuance of debt	-	28	1,519	66
Repayments of debt	-	(121)	(237)	(165)
Other	-	(53)	-	(53)
Change in cash from financing activities	(154)	(4,034)	(1,406)	(4,120)

Effect of exchange rate changes on cash and cash equivalents	52	43	(77)	152
Change in cash and cash equivalents	442	(4,472)	588	(1,782)

Cash and cash equivalents at beginning of period	7,910	12,236	7,764	9,546
Cash and cash equivalents at end of period	$8,352	$7,764	$8,352	$7,764

DELL INC.
Supplementary Items
(in millions, except per share data)
(unaudited)

The following supplemental data is provided for additional information.
All items are included in Dell's U.S. GAAP results.

	Three Months Ended January 30, 2009
	Pre-Tax $M	Est. EPS Impact
Severance & Facility Closures	$(134)	$(0.06)
Stock Option Acceleration	$(104)	$(0.04)
Stock Award Forfeitures (a)	$(39)	$(0.01)

	Twelve Months Ended January 30, 2009
	Pre-Tax $M	Est. EPS Impact
Severance & Facility Closures	$(282)	$(0.12)
Stock Option Acceleration	$(104)	$(0.04)
Amortization of Purchased Intangibles	$(103)	$(0.03)
Investigation Related Costs	$(43)	$(0.01)
Exchange Rate Error	$42	$0.02
Reversal of prior year bonus accrual	$46	$0.02
Patent Litigation Reserve	$55	$0.02

(a) Annual true-up of estimated forfeitures related to SFAS No. 123R

CONTACT:
Dell Inc., Round Rock
Media Contacts: 512-728-4100
Jess Blackburn, 512-728-8295
jess_blackburn@dell.com
or
David Frink, 512-728-2678
david_frink@dell.com
or
Investor Relations Contacts:
Lynn Tyson, 512-723-1130
lynn_tyson@dell.com
or
Robert Williams, 512-728-7570
robert_williams@dell.com